Exhibit T3A.24

[stamp:]
[initials] Date: Sept. 9, 2002 Journal No.: 4636

INSTRUMENT OF CONSTITUTION

for a stock corporation

Today the following person appeared before me, the undersigned official notary in Basel:

Mr. David Levin: born on September 24 (twenty-fourth), 1967 (nineteen hundred sixty-seven), of Donath/GR [Graubünden – Swiss canton] and Andeer/GR, in Basel, of known identity, acting in accordance with the copies of the powers-of-attorney, which are attached to this instrument and whose authenticity is certified, acting on behalf of

1.	ATAG Private Client Services AG, Aeschengraben 9, 4051 Basel,

2.	Mr. Christoph Ruch, born on August 24 (twenty-fourth), 1971 (nineteen hundred seventy-one), of Basel, residing in Binningen,

3.	Dr. Igor Rusek, born on July 26 (twenty-sixth), 1959, (nineteen hundred fifty-nine), of and residing in Binningen,

4.	Mrs. Gabrielle Weber-Perregaux, born on August 15 (fifteenth), 1965 (nineteen hundred sixty-five), of Peseux, Neuchâtel, Travers, Boudevilliers, all in NE [Neuchâtel – Swiss canton], and Pfeffingen BL [Basel-Landschaft – Swiss canton], residing in Neuchâtel, and in the name of the principals has made a declaration to me of:

Power-of-Attorney

The undersigned

ATAG Private Client Services AG, Aeschengraben 9, 4051 Basel, represented by

Mrs. Gabrielle Weber-Perregaux, of Peseux, Neuchâtel, Travers, Boudevilliers, all in Neuchâtel, and Pfeffingen/BL, residing in Neuchâtel, and Dr. Igor Rusek, of Binningen, residing in Binningen, hereby empowers

Mr. David Levin, of Donath/GR and Andeer/GR residing in Basel, in the foundation of the corporation

Amphidarm AG, Basel,

to represent it with all the rights of a founder and on the occasion of this company foundation to perform in the name of the principal all legal acts that are necessary in order to legally constitute the aforesaid company with a share capital of Fr. 100,000.00 (one hundred thousand Swiss francs), fully paid up by means of cash deposit.

Specifically it empowers Mr. David Levin, to subscribe in the name of the principal Fr. 9,997 (nine thousand nine hundred ninety-seven Swiss francs) for shares at a nominal value of Fr. 10 (ten Swiss francs) each in the company that is to be constituted, Amphidarm AG.

Place: [handwritten:] Basel

Date: [stamp:] SEPT. 2002

Signature:	[stamp:]ATAG PRIVATE CLIENT SERVICES

[signature]	[signature]

2

Confirmation of signature

The undersigned official notary in Basel hereby confirms the authenticity of the signatures overleaf, familiar to him personally, of the company ATAG Private Client Services AG, Aeschengraben 9, 4051 Basel, recorded by

Mrs. Gabrielle Weber-Perregaux, of Peseux, Neuchâtel, Travers, Boudevilliers, all in NE and Pfeffingen/BL, residing in Neuchâtel, with dual joint signature,

and

Dr. Igor Rusek, born on July 26 (twenty-sixth), 1959 (nineteen hundred fifty-nine), of and residing in Binningen, both of known identity.

DONE AT BASEL, on September 6 (sixth), 2002 (two thousand two)

[seal: DR. ROMAN SCHNYDER * BASEL NOTARY*]	[signature]

Leg. Prot. [Legal Protocol] 207/2002

Power-of-Attorney

I the undersigned

Mr. Christoph Ruch, of Basel residing in Binningen, hereby empower

Mr. David Levin, of Donath/GR and Andeer/GR residing in Basel, to represent me in constituting the company

Amphidarm AG, Basel

with all the rights of a principal and on the occasion of this company foundation to perform in my name all legal acts that are necessary in order to legally constitute the aforesaid company with a share capital of Fr. 100,000.00 (one hundred thousand Swiss francs), fully paid up by means of cash deposit.

Specifically I empower Mr. David Levin, to subscribe in my name for a share at a nominal value of Fr. 10.00 (ten Swiss francs) in the company that is to be constituted, Amphidarm AG.

Place:  [handwritten:] Basel

Date:   [handwritten:] September 2, 2002

Signature:         [signature]

2

Confirmation of Signature

The undersigned official notary in Basel hereby confirms the authenticity of the signature overleaf, familiar to him personally, of

Mr. Christoph Ruch, born on August 24 (twenty-fourth), 1971 (nineteen hundred seventy-one), of Basel residing in Binningen, of known identity.

DONE AT BASEL, on September 6 (sixth), 2002 (two thousand two)

[seal: DR. ROMAN SCHNYDER BASEL NOTARY]	[signature]

Leg. Prot. 210/2002

Power-of-attorney

I the undersigned

Dr. Igor Rusek, of and residing in Binningen, hereby empower

Mr. David Levin, of Donath/GR and Andeer/GR residing in Basel, to represent me in constituting the company

Amphidarm AG, Basel

with all the rights of a principal and on the occasion of this company foundation to perform in my name all legal acts that are necessary in order to legally constitute the aforesaid company with a share capital of Fr. 100,000.00 (one hundred thousand Swiss francs), fully paid up by means of cash deposit.

Specifically I empower Mr. David Levin, to subscribe in my name for a share at a nominal value of Fr. 10.00 (ten Swiss francs) in the company that is to be constituted, Amphidarm AG.

Place:  [handwritten:] Basel

Date:   [stamp:] SEPT. 2, 2002

Signature:          [signature]

2

Confirmation of Signature

The undersigned official notary in Basel hereby confirms the authenticity of the signature overleaf, familiar to him personally, of

Dr. Igor Rusek, born on July 26 (twenty-sixth), 1959 (nineteen hundred fifty-nine), of and residing in Binningen, of known identity.

DONE AT BASEL, on September 6 (sixth), 2002 (two thousand two)

[seal: DR. ROMAN SCHNYDER * BASEL NOTARY*]	[signature]

Leg. Prot. 209/2002

Power-of-Attorney

I the undersigned

Mrs. Gabrielle Weber-Perregaux, of Peseux, Neuchâtel, Travers, Boudevilliers, all in NE, and Pfeffingen/BL, residing in Neuchâtel, hereby empower

Mr. David Levin, of Donath/GR and Andeer/GR residing in Basel, to represent me in constituting the company

Amphidarm AG, Basel

with all the rights of a principal and on the occasion of this company foundation to perform in my name all legal acts that are necessary in order to legally constitute the aforesaid company with a share capital of Fr. 100,000.00 (one hundred thousand Swiss francs), fully paid up by means of cash deposit.

Specifically I empower Mr. David Levin, to subscribe in my name for a share at a nominal value of Fr. 10.00 (ten Swiss francs) in the company that is to be constituted, Amphidarm AG.

Place:  [handwritten:] Basel

Date:   [handwritten:] September 2, 2002

Signature:          [signature]

2

Confirmation of Signature

The undersigned official notary in Basel hereby confirms the authenticity of the signature overleaf, familiar to him personally, of

Mrs. Gabrielle Weber-Perregaux, born August 15 (fifteenth), 1965 (nineteen hundred sixty-five), of Peseux, Neuchâtel, Travers, Boudevilliers, all in NE, and Pfeffingen/BL, residing in Neuchâtel, of known identity.

DONE AT BASEL, on September 6 (sixth), 2002 (two thousand two)

[seal: DR. ROMAN SCHNYDER * BASEL NOTARY *]	[signature]

Leg. Prot. 208/2002

1.	We constitute under the company name of

Amphidarm AG

a stock corporation with domicile in Basel.

2.	We approve the corporation statutes before us dated as of today and undersigned by us.

3.

We hereby subscribe to the company’s total share capital of 100,000.00 Fr. (one hundred thousand Swiss francs), divided into 10,000 (ten thousand) nominal shares at a nominal value of FR. 10.00 (ten francs) each, which are issued as shares of a single class at the nominal value, as follows:

ATAG Private Client Services AG subscribes to	9,997	(nine thousand nine hundred ninety- seven) shares
Mr. Christoph Ruch subscribes to	1	(one) share
Dr. Igor Rusek subscribes to	1	(one) share
Mrs. Gabrielle Weber-Perregaux subscribes to	1	(one) share)

Each of us undertakes unconditionally to pay a contribution in proportion to the issue amount of the shares subscribed to by him/her.

We accordingly unanimously declare that

–	all shares are validly subscribed;
–	the contributions promised by us are in proportion to the total issue amount.

4.

On the basis of the certificate of payment before us, of Citibank (Switzerland), Geneva Branch Office, in Geneva, of August 30 (thirtieth), 2002 (two thousand two), in accordance with which Fr. 100,000.00 (one hundred thousand Swiss francs) have been paid in favor of the company being formed, we unanimously declare that

–	all company shares are fully paid up;

–	the legal and statutory requirements for payment of the contributions are thus met;

–	the amount of Fr. 100,000.00 (one hundred thousand Swiss francs) is exclusively available to the company.

5.	We herewith unanimously elect the following as administrative board members for an initial term of office of three years:

Mr. Vijaykumar Patel, British subject, residing in Benfleet, Essex, UK.

Dr. Igor Rusek, aforementioned,

Mr. Bhikhu Patel, British subject, residing in Benfleet, Essex, UK,

Mrs. Gabrielle Weber-Perregaux, aforementioned, and

Mr. Christoph Ruch, of Basel, residing in Binningen.

The parties appearing and the notary in charge declare that the administrative board members elected have accepted their election insofar as they do not do so by signing the application to the commercial register.

6.	We select unanimously as auditors:

Ernst & Young AG, stock corporation with domicile in Basel.

The latter have accepted their selection in a letter in our possession dated August 23 (twenty-third), 2002 (two thousand two).

7.

We instruct the administrative board to report the founding of the company to the commercial register for registration and empower the notary in charge to make all possible editorial changes to the registration documents required by the commercial register on his own initiative and without convoking a general assembly.

8.	The undersigned, official notary herewith attests that the following documents have been prepared for him and the assembly:

–	the statutes to date
–	the aforementioned confirmation of payment
–	the aforementioned acceptance letter from the auditors

IN AUTHENTICATION OF THIS, this instrument of constitution has accordingly been signed, after being read and approved by the parties present and by me, the notary, with the addition of my official seal.

DONE AT BASEL, on September 4 (fourth), 2002 (two thousand and two)

[signature]

[signature]

A. Prot. [official protocol] 8 [illegible] 2002

Dr. Roman Schnyder
Lawyer and Notary
3 Swiss francs	1 Swiss franc
9/4/02	9/4/02

Dr. Roman Schnyder
Lawyer and Notary
2 Swiss francs	2 Swiss francs
9/4/02	9/4/02

[seal: COMMERCIAL REGISTRY
OFFICE CERTIFIED A TRUE AND	FAITHFUL PHOTOCOPY
* BASEL – CITY*]	Basel, June 28, 2011
COMMERCIAL REGISTRY OFFICE BASEL – CITY
[initials]